AMENDMENT AND CONVERSION AGREEMENT

      THIS AMENDMENT AND CONVERSION AGREEMENT (this "Agreement") is entered into as of August 19, 2004 between AURA SYSTEMS, INC., a Delaware corporation (the "Company"), and KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("Leverage"), KOYAH PARTNERS, L.P., a Delaware limited partnership ("Koyah"), EDGAR APPLEBY, an individual ("Appleby"), PRUDENT BEAR FUND, INC., a Maryland corporation ("Prudent Bear"), KOYAH VENTURES LLC, a Delaware limited liability company ("Ventures"), and RAVEN PARTNERS, L.P., a Delaware limited partnership ("Raven") (collectively, the "Lenders").

      WHEREAS, in connection with loans by Leverage to the Company, (i) the Company, Leverage and Koyah entered into an Agreement dated as of July 24, 2003 (the "Leverage Agreement"), (ii) the Company executed in favor of Leverage two Convertible Promissory Notes dated as of July 24, 2003 (collectively, the "Leverage Notes"), (iii) the Company executed in favor of Leverage (as collateral agent for Leverage and Koyah) a Security Agreement dated as of July 24, 2003 (the "Leverage Security Agreement"), and (iv) the Company executed in favor of Leverage (as collateral agent for Leverage and Koyah) a Stock Pledge Agreement dated as of August 18, 2003 (the "Leverage Pledge Agreement") (collectively, the "Leverage Loan Documents");

      WHEREAS, in connection with loans by Koyah to the Company, (i) the Company, Leverage and Koyah entered into an Agreement dated as of July 24, 2003 (the "Koyah Agreement"), (ii) the Company executed in favor of Koyah two Convertible Promissory Notes dated as of July 24, 2003 (collectively, the "Koyah Notes"), (iii) the Company executed in favor of Leverage (as collateral agent for Leverage and Koyah) a Security Agreement dated as of July 24, 2003 (the "Koyah Security Agreement"), and (iv) the Company executed in favor of Leverage (as collateral agent for Leverage and Koyah) a Stock Pledge Agreement dated as of August 18, 2003 (the "Koyah Pledge Agreement") (collectively, the "Koyah Loan Documents");

      WHEREAS, in connection with loans by Appleby to the Company, (i) the Company and Appleby entered into an Agreement dated as of January 19, 2004 (the "Appleby Agreement"), (ii) the Company executed in favor of Appleby a Convertible Promissory Note dated as of January 19, 2004 (the "Appleby Note"),
(iii) the Company executed in favor of Appleby a Security Agreement dated as of January 19, 2004 (the "Appleby Security Agreement"), and (iv) the Company executed in favor of Appleby a Stock Pledge Agreement dated as of January 19, 2004 (the "Appleby Pledge Agreement") (collectively, the "Appleby Loan Documents");

      WHEREAS, in connection with loans by Prudent Bear to the Company, (i) the Company and Prudent Bear entered into an Agreement dated as of January 19, 2004 (the "Prudent Bear Agreement"), (ii) the Company executed in favor of Prudent Bear a Convertible Promissory Note dated as of January 19, 2004 (the "Prudent Bear Note"), (iii) the Company executed in favor of Prudent Bear a Security Agreement dated as of January 19, 2004 (the "Prudent Bear Security Agreement"), and (iv) the Company executed in favor of Prudent Bear a Stock Pledge Agreement dated as of January 19, 2004 (the "Prudent Bear Pledge Agreement") (collectively, the "Prudent Bear Loan Documents");

      WHEREAS, in connection with loans by Ventures to the Company, (i) the Company and Ventures entered into an Agreement dated as of June 14, 2004 (the "Ventures Agreement"), (ii) the Company executed in favor of Ventures a Convertible Promissory Note dated as of June 14, 2004 (the "Ventures Note"),
(iii) the Company executed in favor of Ventures a Security Agreement dated as of June 14, 2004 (the "Ventures Security Agreement"), and (iv) the Company executed in favor of Ventures a Stock Pledge Agreement dated as of June 14, 2004 (the "Ventures Pledge Agreement") (collectively, the "Ventures Loan Documents");

      WHEREAS, in connection with loans by Raven to the Company, (i) the Company and Raven entered into an Agreement dated as of June 14, 2004 (the "Raven Agreement"), (ii) the Company executed in favor of Raven a Convertible Promissory Note dated as of June 14, 2004 (collectively the "Raven Note"), (iii) the Company executed in favor of Raven a Security Agreement dated as of June 14, 2004 (the "Raven Security Agreement"), and (iv) the Company executed in favor of Raven a Stock Pledge Agreement dated as of June 14, 2004 (the "Raven Pledge Agreement") (collectively, the "Raven Loan Documents");

      WHEREAS, certain of the Notes are for a term loan in a set principal amount (collectively, the "Term Notes") and certain of the Notes are for optional advance loans up to a maximum principal amount (the "Optional Advance Notes").

      WHEREAS, certain of the Loan Documents have been further amended or supplemented and all references in this Agreement to the "Agreements", the "Notes", the "Security Agreements", the "Pledge Agreements" or the "Loan Documents" of the various parties shall mean and refer to the Agreements, the Notes, the Security Agreements, the Pledge Agreements and the Loan Documents of such parties as so further amended or supplemented;

      WHEREAS, Leverage, Koyah, Appleby and Prudent Bear entered into an Intercreditor Agreement dated as of January 19, 2004 (the "Intercreditor Agreement") to which the Company was an additional party for purposes of acknowledging the intercreditor arrangements contained therein and agreeing to the obligations of the Company contained therein;

      WHEREAS, Leverage and Koyah, as the majority lenders under the Intercreditor Agreement, entered into a Joinder Agreement dated as of June 14, 2004 (the "Joinder Agreement") with Ventures and Raven to add them as additional lenders under the Intercreditor Agreement;

      WHEREAS, the Company is entering into a Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") with certain investors, for the purchase of units (the "Units") consisting of Series B Cumulative Convertible Preferred Stock (the "Series B Stock") and warrants to purchase Common Stock (the "Warrants"), as part of a $5,000,000 minimum/$15,000,000 maximum financing (the "Series B Financing"), and is completing the initial issuance and funding of the Series B Financing on the date hereof;

      WHEREAS, the aggregate principal amounts outstanding under the Notes (excluding any costs and expenses of the Lenders payable by the Company which have been incurred but not yet been invoiced) and the accrued interest on the Notes as of the date hereof are as set forth in Schedule 1 attached hereto;

      WHEREAS, in connection with the initial issuance and funding of the Series B Financing, the Company has requested that the Lenders extend the maturity date of the Notes, amend the Notes and convert the Notes over time into Units; and

      WHEREAS, the parties are entering into this Agreement to extend the maturity date of the Notes, to amend the Notes, to convert the Notes over time into Units and to provide for related matters, all on the terms and conditions set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

      1. Extension of Maturity Dates. The Maturity Date (as defined in the Notes) set forth in Section 1 of each of the Notes hereby is amended and extended to August 19, 2005, after which date each of the Notes shall be due and payable upon five (5) days demand; provided however, that if all of the conditions set forth in Section 9(b) of this Agreement, other than the condition set forth in clause (iii)(A) thereof have been satisfied as of August 19, 2005, then the Maturity Date (if all other Section 9(b) conditions remain satisfied at the commencement of each extension) shall be further amended and extended for up to four (4) successive three (3) month periods (ending respectively on November 19, 2005, February 19, 2006, May 19, 2006 and August 19, 2006) to allow such condition set forth in Section 9(b)(iii)(A) to be satisfied. If the condition set forth in Section 9(b)(iii)(A) is not satisfied by August 19, 2006, each of the Notes shall be due and payable upon five (5) days demand.

      2. Amendment of Prepayment Terms. Section 3 of each Note, entitled "Payment Terms" in the case of the Leverage Note, the Koyah Note, the Ventures Note and the Raven Note and "Prepayment" in the case of the Appleby Note and the Prudent Bear Note, hereby is deleted in its entirety and replaced with the following:

            3. Prepayment. This Note may be prepaid in whole but not in part, at any time upon ten (10) business days' prior written notice, without any premium or penalty. In the event of any tender of prepayment of this Note by Borrower, Lender shall have the right to exercise its conversion rights instead of electing acceptance of such prepayment, as provided in Section 9 of this Note.

      3. Amendment of Conversion Terms. Section 9 of each Note, entitled "Conversion of Note", hereby is deleted in its entirety and replaced with following:

            9. Conversion of Note.

                  At the option of Lender, the outstanding  principal balance of this Note and all accrued interest, fees or other amounts payable under this Note, at any time prior to acceptance by Lender of payment thereof instead of conversion as provided below, may be converted, in whole or in part, into units (the "Units") consisting of shares of Series B Cumulative Convertible Preferred Stock (the "Series B Stock") and warrants to purchase Common Stock (the "Warrants") of Borrower, at the same price and on the same other terms and conditions as the $5,000,000 minimum/$15,000,000 maximum Series B Cumulative Convertible Preferred Stock financing (the "Series B Financing"), as set forth in the Securities Purchase Agreement (the "Securities Purchase Agreement") with the initial investors in the Series B Financing which is attached as Exhibit A to the Amendment and Conversion Agreement dated as of August 19, 2004 (the "Amendment and Conversion Agreement") among Borrower and the Lenders named therein (collectively, the "Intercreditor Lenders"), the terms and conditions of which are incorporated herein by reference; provided, however, that the following terms shall be adjusted as applied to the Intercreditor Lenders: (i) the subscription amount shall be the amount being converted by an Intercreditor Lender in the particular conversion involved and the subscription date shall be the date of such conversion; (ii) the option to purchase additional Units contained in Section 1.5 of the Securities Purchase Agreement (A) shall be in an amount up to fifty percent (50%) of the total number of Units issuable to an Intercreditor Lender in the Initial Conversions and Additional Conversions (as defined in the Amendment and Conversion Agreement) and (B) shall be exercisable by an Intercreditor Lender, in whole or in part, at any time on or before May 31, 2005, (1) in increments as set forth in Schedule 3 attached to the Amendment and Conversion Agreement and (2) subject to earlier termination upon notice as set forth in Section 1.5(a)(iii) of the Securities Purchase Agreement, but with the amount of the option exercisable under the circumstances described in Section 1.5(a)(iii) being equal to fifty percent (50%) of the unexercised portion of the original option;
            (iii) Section 4.5 of the Securities Purchase Agreement shall not apply to an Intercreditor Lender and instead shall be replaced by
            Section 24 of the Amendment and Conversion  Agreement;  (iv) Section
            8.1 of the Securities Purchase Agreement shall not apply to an Intercreditor Lender and instead shall be replaced by Section 20 of this Agreement; and (v) the Registration Rights Agreement referred to in the Securities Purchase Agreement shall not apply to an Intercreditor Lender and shall be replaced by the Registration Rights Agreement referred to in the Amendment and Conversion Agreement. Upon any conversion, Borrower and Lender shall be deemed to have entered into a Securities Purchase Agreement (with such adjusted terms) for such conversion, as if executed and delivered by them.

                  Upon any tender of payment of this Note by  Borrower  (whether by prepayment before maturity or payment at or after maturity), Lender shall have ten (10) business days thereafter to elect either acceptance of such payment instead of conversion or exercise of its conversion right, in whole or in part. In the event Lender fails to make such election by such date, Lender shall be deemed to have elected acceptance of payment instead of conversion, provided that the payment tendered is the full amount owing under this Note. Any exercise of such conversion right shall be at the option of Lender, in its sole discretion. Lender may exercise such conversion right by providing to Borrower written notice of exercise in the form attached as Exhibit B to the Amendment and Conversion Agreement or other appropriate form. In the event of any stock splits, stock dividends, recapitalizations or similar events after August 19, 2004 but prior to the date of conversion, then the number and kind of securities issuable upon conversion shall be appropriately adjusted. Such conversion shall be effective immediately upon giving such notice and as of such date Lender shall be treated for all purposes as the holder of the securities issuable upon conversion.

            As soon as practicable after such conversion, Borrower, at its expense, shall cause to be issued in the name of and delivered to Lender the securities to which Lender shall be entitled upon such conversion. Upon a partial conversion of this Note, (i) this Note may be surrendered by Lender and replaced with a new Note of like tenor for the remaining balance of the Note surrendered or (ii) Lender may retain this Note and the parties may keep separate records of the outstanding balance of this Note. A new Note shall be delivered to Lender as soon as practicable after any such surrender. No fractional shares shall be issued upon such conversion. If upon such conversion a fractional share results, the number of shares to be issued upon conversion shall be rounded upwards or downwards to the nearest whole number.

      4. Amendment of Defaults. Section 13 of each Note, entitled "Defaults," hereby is amended to add an additional "Default" reading as follows:

                  (e) The  investors  in the  Series B  Financing  shall fail to fulfill or default on any of their respective obligations under the Securities Purchase Agreement(s) for the Series B Financing or any related promissory notes or other agreements or documents or Borrower shall fail to receive all of the funds as scheduled under such Securities Purchase Agreement(s) or any related promissory notes or other agreements or documents, in each case if (i) the subscription amount(s) of the defaulting or non-paying investor(s) is at least twenty percent (20%) of the total subscription amounts of all investors in the Series B Financing and (ii) the default or failure to receive funds continues for sixty (60) days from the scheduled due date.

      5. Amendment of Maximum Principal Amount of Raven Optional Advance Note. The maximum principal amount of the Optional Advance Note in favor of Raven hereby is amended to be One Hundred Twenty-Five Thousand Dollars ($125,000).

      6. Amendment of Schedule of Exceptions.

            (a) Agreements. The last sentence of Section 1(k) of the Leverage Agreement, the Koyah Agreement, the Appleby Agreement and the Prudent Bear Agreement hereby is amended to add at the end thereof ", except as listed in the Schedule of Exceptions". In addition, the Schedule of Exception attached to each such Agreement hereby is amended to read as set forth in the Schedule of Exceptions attached hereto as Exhibit C.

            (b) Notes. The Schedule of Exceptions attached to the Leverage Note, the Koyah Note, the Appleby Note and the Prudent Bear Note hereby is amended to read as set forth in the Schedule of Exceptions attached hereto as Exhibit D.

            (c) Security Agreements. The Schedule of Exceptions attached to the Leverage Security Agreement, the Koyah Security Agreement, the Appleby Security Agreement and the Prudent Bear Security Agreement hereby is amended to read as set forth in the Schedule of Exceptions attached hereto as Exhibit E.

      7. Amendment of Warrants. The last sentence of the first paragraph of the Warrant dated April 5, 2004 issued by the Company to Leverage and the Warrant dated April 5, 2004 issued by the Company to Koyah hereby is amended to read as follows:

            The Holder may exercise this Warrant at any time after the date of this Warrant and prior to the seventh anniversary of the date hereof (the "Expiration Date").

      8. Confirmations and Releases.

            (a) Loan Balance Confirmation. The Company hereby confirms, acknowledges and agrees that (i) the respective amounts for the Lenders set forth in Schedule 1 attached hereto are the aggregate amounts of principal outstanding and accrued interest under the Notes as of the date hereof (excluding any costs and expenses of the Lenders payable by the Company which have been incurred but not yet been invoiced) and (ii) such principal amounts and accrued interest, together with any other amounts payable by the Company under the Notes or other Loan Documents, are owing under the Notes and other Loan Documents.

            (b) Release. (i) The Company, on behalf of itself and its heirs, successors and assigns, and (ii) each Lender, on behalf of its heirs, successors and assigns, hereby fully and irrevocably: (A) releases, acquits, satisfies and forever discharges each of the Lenders, and each of their respective past, present and future affiliates, officers, directors, partners, employees, agents, attorneys, representatives, heirs, successors and assigns, from any and all manner of liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, known or unknown or now accrued or subsequently maturing, which such releasing party now has or hereafter may have arising under, related to or in connection with the Loan Documents, the Intercreditor Agreement or the Joinder Agreement (the "Claims"); (ii) covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any released party with respect to the Claims; and (iii) waives any and all rights and benefits which it now has or hereafter may have by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

            Each releasing party specifically agrees, represents and warrants that (x) such releasing party realizes and acknowledges that factual matters now unknown to it may have given or hereafter may give rise to Claims which are presently unknown, unanticipated or unsuspected, (y) the release contained herein has been negotiated and agreed upon in light of such realization and (z) such releasing party nevertheless hereby intends the release contained herein to fully and irrevocably release, acquit, satisfy and forever discharge each of the released parties from any such unknown, unanticipated or unsuspected Claims.

            The foregoing release, however, is not intended to release any Lender from its express, continuing obligations specifically contained in the Loan Documents, the Intercreditor Agreement, the Joinder Agreement, this Agreement, the Securities Purchase Agreement (as deemed executed and delivered upon any conversion (with adjusted terms) pursuant to the amended conversion rights under Section 9 of the Notes), the Registration Rights Agreement (as defined below), the Shareholder Agreement (as defined below), the Certificate of Designations (as defined in the Securities Purchase Agreement) or any related agreements or documents (collectively, the "Transaction Documents").

            (c) Additional Confirmation. Without limiting the generality of the foregoing, the Company hereby specifically confirms, acknowledges and agrees that, as of the date hereof and as of the date of any conversion, the Company owes all such principal, interest and other amounts under the Notes and the other Loan Documents and all of its other obligations under the Notes, the other Loan Documents and the other Transaction Documents in full, without any defense, setoff or reduction of any nature whatsoever (including without limitation any claims released under such release).

      9. Conversion of Notes.

            (a) Initial Conversions. Upon the initial closing of the Series B Financing, the Lenders shall exercise their amended conversion rights under Section 9 of the Notes for an aggregate conversion amount of Two Million Five Hundred Thousand Dollars ($2,500,000), allocated among the Lenders and the Notes on a non-pro rata basis in accordance with the initial conversion amounts set forth in Schedule 2 attached hereto for each Lender and Note (the "Initial Conversions"). Each Lender shall exercise such conversion right by giving written notice thereof.

            (b) Additional Conversions. At the end of each calendar quarter after the Company has received a total of $4,100,000.00 in New Funds, plus an additional amount equal to Costs and Fees (as those terms are defined below), but subject to the conditions set forth below, the Lenders shall exercise their amended conversion rights under Section 9 of the Notes for an aggregate conversion amount equal to the amount of funds actually received by the Company in the Series B Financing during such quarter, allocated among the remaining Lenders and the remaining Notes on a pro rata basis in accordance with the then outstanding total amounts of the remaining Notes (the "Additional Conversions"). Each remaining Lender shall exercise such conversion right by giving written notice thereof. For purposes of this paragraph the term "New Funds" means cash received by the Company after the initial closing of the Series B financing from payments due under notes made by investors under the Securities Purchase Agreement or from cash received from new investors. New Funds shall not include, among other things (1) funds received at or prior to the time of initial closing of the Series B financing, (2) debt converted at the time of initial closing of the Series B financing, (3) conversions of dividend accruals or stock issued in exchange for non-cash consideration (4) funds paid to or on account of the Company in connection with the sale of the real property located at 2335 Alaska Avenue and 2330 Utah Avenue, El Segundo, California (the "Real Estate") For purposes of this paragraph the term "Costs and Fees" means any legal costs and legal fees incurred by others and paid or payable by the Company in connection with the (m) sale of the Real Estate including, without limitation, assumption by the purchasers thereof of the debt on the Real Estate, (n) settlement with the minority Shareholders of Aura Realty, Inc., and (o) settlement of litigation filed by, and other claims of, certain former officers and employees pursuant to a Mutual Settlement Agreement and Release between the Company and Arthur Schwartz, et. al., dated as of August ___, 2004.

            The obligations of the remaining Lenders to do any Additional Conversion shall be subject to the following conditions: (i) all investors in the Series B Financing have fulfilled all of their respective obligations under the Securities Purchase Agreement(s) for the Series B Financing and any related promissory notes or other agreements or documents and the Company has received all of the funds as scheduled under such Securities Purchase Agreement(s) and any related promissory notes or other agreements or documents; (ii) the authorized number of shares of Common Stock of the Company has been increased sufficiently; (iii) (A) the registration statement described in Section 1.3 of the Registration Rights Agreement is effective or (B) an automatic conversion has occurred under
      Section 6(a)(ii) of the Certificate of Designations; and (iv) the Company's has resolved matters with its creditors in a manner satisfactory to the Lenders holding a majority of the then outstanding total balance of the Notes.

            In the event that any remaining Lender has previously exercised its amended conversion right other than as part of the Initial Conversions or the Additional Conversions, the amount of such other conversion shall be credited against such remaining Lender's amount of subsequent Additional Conversions. In the event that (x) additional issuances and fundings of the Series B Financing occur during any calendar quarter but the conditions to the obligations of the remaining Lenders to do any Additional Conversion are not satisfied at the end of such calendar quarter and (y) such conditions are subsequently satisfied, the obligations of the remaining Lenders to do such Additional Conversion shall become effective on the date that such conditions are subsequently satisfied.

      10. Registration Rights Agreement and Shareholder Agreement. In connection with this Agreement, each Lender is entering into (i) a Registration Rights
Agreement with the Company in the form attached hereto as Exhibit F (the "Registration Rights Agreement") and (ii) a Shareholder Agreement with other investors in the Series B Financing in the form attached to the Securities Purchase Agreement (the "Shareholder Agreement").

      11. Company Acknowledgements. The Company confirms, acknowledges and agrees that (i) after giving effect to the Initial Conversions and the Additional Conversions, the Security Agreements and the Stock Pledge Agreements will continue to secure all of the Company's remaining obligations under the Loan Documents and (ii) any future additional advances to the Company by the Lenders under the Optional Advance Notes, or any conversions or other future financing of the Company by the Lenders or their affiliates (other than the Initial Conversion and the Additional Conversions on the terms and conditions hereof), are at the option of the Lenders or their affiliates, in their sole discretion.

            The Company further confirms, acknowledges and agrees that: (i) as reflected in the Loan Documents, (a) the Lenders have already made substantial additional advances to the Company that were not originally contemplated, (b) the total amount of advances by the Lenders to date are far in excess of the maximum amount of advances originally contemplated, and (c) as a result of several extensions of the maturity date, the advances are for a substantially longer term than originally contemplated, (ii) the Lenders were under no obligation to make such additional advances or grant such extensions and did so to help the Company in a time of need with its tight financial position, (iii) the Lenders have been very accommodating to the Company in this regard, (iv) the Lenders are under no obligation to make any future additional advances, grant any further extensions, or do any conversions or other future financing of the Company (other than the Initial Conversions and the Additional Conversions on the terms and conditions hereof), (v) the Company has been aware for some time of the need for the Company to line up alternative financing sources and put in place alternative financing arrangements, (vi) the Company is and was aware that the Lenders do not intend to make any additional advances or grant any further extensions, (vii) accordingly, the Company is aware that it needs to line up alternative financing sources and put in place alternative financing arrangements, and (viii) it is the Company's sole responsibility to line up alternative financing sources and put in place alternative financing arrangements in amounts, on terms and at times necessary to meet its financing needs.

      12. [Intentionally Omitted.].

      13. Further Assurances. If requested by the Lenders, the Company shall promptly execute and deliver amended and restated documents to replace the Notes or any other Transaction Documents and appropriately reflect the amendments of the Notes or any other Transaction Documents which are contained in this Agreement or any other Transaction Documents, as further evidence of the Company's obligations thereunder.

      14. Representations and Warranties. The Company hereby re-affirms and re-makes, as of the date hereof and as of the date of any conversion, all of its representations and warranties contained in the Loan Documents, as modified by the amendments and waivers set forth in this Agreement and certain of the Loan Documents. For purposes of re-affirming the representations and warranties contained in the Loan Documents, the term "Transaction Documents" as used therein shall mean the Transaction Documents as defined in this Agreement. In addition, the Company hereby affirms and makes, as of the date hereof and as of the date of any conversion, all of its representation and warranties contained in the Securities Purchase Agreement for such conversion, it being understood that pursuant to Section 9 of the Notes, such representations and warranties of the Company like all of the other terms and conditions of the Securities Purchase Agreement (as adjusted pursuant to Section 9 of the Notes) apply to any conversion, including the Initial Conversions and the Additional Conversions. All of such representations and warranties shall survive the closing of the transactions contemplated by this Agreement and the other Transaction Documents.

      Such representations and warranties by the Company include, among others, a representation and warranty that the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company's Board of Directors. As a further assurance to the Lenders with respect to such representation and warranty, the Company shall deliver to the Lenders, within five (5) business days after request by the Lenders, evidence satisfactory to the Lenders in their sole discretion of the authorization by the Company's Board of Directors of the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, to the extent such evidence has not been previously delivered to the Lenders.

      15. Acknowledgements. The Lenders acknowledge that (i) the Company has agreed to provide continued directors and officers insurance as provided in
Section 4.6 of the Securities Purchase Agreement and (ii) the Company has entered into indemnification agreements with its directors and that such agreements shall remain in effect as provided in Section 4.7 of the Securities Purchase Agreement.

      16. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with
(i) the written consent of the Company and all affected Lenders in the case of an amendment and (ii) the written consent of the waiving party in the case of a waiver.

      17. Entire Agreement. This Agreement, together with the other Transaction Documents, constitute the entire agreement of the parties concerning the subject matter hereof and thereof, all prior discussions, proposals, negotiations and understandings having been merged herein and therein. Except as specifically modified by this Agreement, the other Transaction Documents shall remainn unchanged and in full force and effect. The Company hereby re-affirms all of its obligations under the Transaction Documents, as amended hereby.

      18. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lenders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

      19. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

      20. Attorneys' Fees. The Company shall pay the reasonable attorneys' fees, costs and disbursements of the Lenders in enforcing any terms of this Agreement and the other Transaction Documents, whether or not any action at law or in equity is brought.

      21. Governing Law. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF WASHINGTON, WITHOUT REGARD TO THAT STATE'S CONFLICT OF LAWS PRINCIPLES. ALL DISPUTES BETWEEN THE PARTIES TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN SPOKANE, WASHINGTON, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN. ALL PARTIES HERETO WAIVE ANY OBJECTIONS TO THE LOCATION OF THE ABOVE REFERENCED COURTS, INCLUDING BUT NOT LIMITED TO ANY OBJECTION BASED ON LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS. NOTWITHSTANDING THE FOREGOING, ANY PARTY OBTAINING ANY ORDER OR JUDGMENT IN ANY OF THE ABOVE REFERENCED COURTS MAY BRING AN ACTION IN A COURT IN ANOTHER JURISDICTION IN ORDER TO ENFORCE SUCH ORDER OR JUDGMENT.

      22. Notice. Any notice under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

                        Aura Systems, Inc.
                        2335 Alaska Avenue
                        El Segundo, CA  90245
                        Attn: Neal Meehan
                        Fax:  310-643-8719

                        Koyah Leverage Partners, L.P.
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane WA 99201
                        Attn: Robert Law
                        Fax:  509-444-4500

                        Koyah Partners, L.P.
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane WA 99201
                        Attn: Robert Law
                        Fax:  509-444-4500

                        Edgar Appleby
                        Peacock Point
                        Locust Valley, NY 11560
                        Fax:  (516) 674-3748

                        Prudent Bear Fund, Inc.
                        8140 Walnut Hill Lane, Suite 300
                        Dallas, TX  75206
                        Attn: Greg Jahnke
                        Fax:  (214) 696-5556

                        Koyah Ventures LLC
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane, WA  99201
                        Attn: Robert Law
                        Fax:  (509) 444-4500

                        Raven Partners, L.P.
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane, WA  99201
                        Attn: Robert Law
                        Fax:  (509) 444-4500

      23. Independent Nature of Lenders' Obligations and Rights. The obligations of a Lender under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Lenders, and each Lender shall not be responsible in any way for the performance of the obligations of any other Lenders under this Agreement or the other Transaction Documents. The investment and/or credit decision of each Lender to enter into this Agreement and the other Transaction Documents has been made by such Lender independently of any other Lenders and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company or of any subsidiary which have been made or given by any other Lenders or by any agent or employee of any other Lenders, and each Lender and its agents and employees shall have no liability to any other Lenders (or any other person) relating to or arising from any such information, materials, statements or opinions. Each Lender acknowledges that it has the sophistication and ability to look out for its own interest and has independently made its own investment and/or credit decision to enter into this Agreement and the other Transaction Documents based upon such evaluation and information as it has deemed appropriate.

      Nothing contained in this Agreement or in the other Transaction Documents, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to the obligations contained in or the transactions contemplated by this Agreement or the other Transaction Documents. Each Lender acknowledges that no other Lenders have acted as agent for such Lender in connection with entering into this Agreement and the other Transaction Documents and that no other Lenders will be acting as agent of such Lender in connection with monitoring its investment or making any future investment and/or credit decisions. Each Lender shall be entitled to independently protect and enforce its rights, including with limitation, the rights arising out of this Agreement or the other Transaction Documents, and it shall not be necessary for any other Lenders to be joined as an additional party in any proceeding for such purpose, except as otherwise provided in the Intercreditor Agreement or the Joinder Agreement.

      24. LEGAL REPRESENTATION. THE COMPANY AND EACH LENDER ACKNOWLEDGE THAT PAINE HAMBLEN COFFIN BROOK & MILLER LLP ("PAINE HAMBLEN") HAS REPRESENTED ONLY LEVERAGE, KOYAH, VENTURES, RAVEN AND THEIR AFFILIATES IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT PAINE HAMBLEN HAS NOT REPRESENTED THE COMPANY OR ANY OTHER LENDER IN ANY WAY IN CONNECTION THEREWITH. EACH LENDER ALSO ACKNOWLEDGES THAT THE INTERESTS OF LEVERAGE, KOYAH, VENTURES, RAVEN AND THEIR AFFILIATES ARE DIFFERENT THAN THE INTERESTS OF SUCH LENDER AND THAT SUCH LENDER HAS THE SOPHISTICATION AND ABILITY TO LOOK OUT FOR ITS OWN INTEREST. THE COMPANY AND EACH LENDER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY ITS (OR THE CASE OF APPLEBY, IS AN ATTORNEY ACTING AS HIS) OWN LEGAL COUNSEL IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND HAS CONSULTED WITH AND RELIED UPON THE LEGAL REPRESENTATION AND ADVICE OF SUCH LEGAL COUNSEL IN CONNECTION THEREWITH.

      25. Lenders' Attorney Fees and Expenses. On the terms and conditions set forth below, the Company shall pay the costs and expenses of legal counsel to the Lenders in connection with (i) the negotiation, execution and delivery of this Agreement and the other Transaction Documents as well as the consummation of the transactions contemplated by such agreements, the administration of such agreements and any amendments or waivers of such agreements and (ii) the evaluation, discussion and negotiation by the Lenders, as debt or equity holders of the Company, of any other financing or similar proposals or expressions of interest involving the Company which previously have been, currently are or subsequently may be made or advanced by or any persons or entities (including the Lenders) and the negotiation, execution and delivery of any related agreements or documents as well as the consummation of the transactions contemplated thereby. The Company shall pay such costs and expenses within ten
(10) business days of submittal, and the Lenders may apply any retainer held by them or their legal counsel against such costs and expenses. Alternatively, the Lenders may pay such costs and expenses directly and then the amounts so paid shall constitute advances made under the Optional Advance Notes to the extent such advances are within the maximum principal amount of the Optional Advance Notes and otherwise shall constitute additional amounts payable by the Company under this Agreement and bear interest at the rate set forth in the Notes until paid by the Company. All such costs and expenses incurred and invoiced on or before the date of this Agreement are already reflected in the principal amounts set forth in Schedule 1 attached hereto and shall be paid by the Company in full through advances under the Optional Advance Notes. All such costs and expenses incurred but not yet invoiced on or before the closing date of the Initial Conversions are not reflected in Schedule 1 attached hereto and shall be paid by the Company in full through advances under the Optional Advance Notes. All such costs and expenses incurred after the closing date of the Initial Conversions are not reflected in Schedule 1 attached hereto and (x) shall be paid by the Company up to a maximum amount of $25,000 (it being understood that such maximum amount shall only apply to the attorney fee provision set forth in this Section 24, but not any other attorney fee provisions of the Transaction Documents) and
(y) shall not be paid by the Company through any additional advances under the Optional Advance Notes, and instead shall only be paid by the Company in cash. Notwithstanding that the Company is paying such costs and expenses, the Company acknowledges and agrees that such legal counsel is representing only the Lenders, and not the Company.


                  [Remainder of Page Intentionally Left Blank]

            ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.


                                     AURA SYSTEMS, INC.

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     KOYAH LEVERAGE PARTNERS, L.P.
                                     By: Koyah Ventures LLC, its general partner

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     KOYAH PARTNERS, L.P.
                                     By: Koyah Ventures LLC, its general partner

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     EDGAR APPLEBY

                                     -------------------------------------------

                                     PRUDENT BEAR FUND, INC.

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


             [Signature Page to Amendment and Conversion Agreement]

                                     KOYAH VENTURES LLC

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     RAVEN PARTNERS, L.P.
                                     By: Koyah Ventures LLC, its general partner

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


               [Signature Page to Amendment and Conversion Agreement]

                                   SCHEDULE 1

                                  NOTE BALANCES
                                   (08/19/04)


                           [ATTACH EXCEL SPREADSHEET]

                                   SCHEDULE 2

                           INITIAL CONVERSION AMOUNTS
                                   (08/19/04)


                           [ATTACH EXCEL SPREADSHEET]

                                   SCHEDULE 3

                             OPTION EXERCISABILITY


1. Exercisable Increments.

      The option of each Intercreditor Lender under Section 1.5 of the Securities Purchase Agreement (as adjusted pursuant to Section 9 of the Notes) shall be exercisable at any time in an amount equal to the total amount of the Initial Conversion and the Additional Conversions of such Intercreditor Lender actually done up to that time.

2. Termination.

      The option of each Intercreditor Lender under such Section (as so adjusted) shall terminate in increments (expressed as a percentage of the original total amount of such option) as follows:

                                      Terminated
                                       Increment
                                       ---------
    December 31, 2004                        50%
    May 31, 2005                             50%
                                       --------
    TOTAL                                   100%

      Notwithstanding the foregoing, if any portion of the option of an Intercreditor Lender is not exercisable on December 31, 2004 because the conditions to the obligation of such Intercreditor Lender to do an Additional Conversion underlying such portion of the option have not been satisfied by such date, then such portion of the Option shall not terminate on December 31, 2004 and shall instead be extended to May 31, 2005.

                                   EXHIBIT A

                         SECURITIES PURCHASE AGREEMENT


                                    [ATTACH]

                                   EXHIBIT B

                               NOTICE OF EXERCISE
                       (TO BE SIGNED ONLY UPON EXERCISE)



To:   Aura Systems, Inc.

      The undersigned holder hereby elects to convert $___________ (the "Conversion Amount") of the outstanding total balance of the Convertible Promissory Note dated as of ________________ in the original principal amount of $__________ made by Aura Systems, Inc. (the "Company") in favor of the undersigned holder, as amended (the "Note"), pursuant to Section 9 of the Note and effective as of _______________ . Unless otherwise specified below, the Conversion Amount shall be allocated (i) first to accrued interest on the Note,
(ii) second to fees or other amounts payable under the Note and (iii) third to the principal balance of the Note.

      Other Instructions: ______________________________________________________
_______________________________________________________________________________.

      Please issue the stock certificates and warrants issuable upon such conversion in the name or names specified below:



-----------------------------------       --------------------------------------
(Name of Holder)                          (Name of Holder)

-----------------------------------       --------------------------------------
(Name of Signer)                          (Name of Signer)

-----------------------------------       --------------------------------------
(Signature)                               (Signature)

-----------------------------------       --------------------------------------
(Title of Signer)                         (Title of Signer)

-----------------------------------       --------------------------------------
(Address)                                 (Address)

-----------------------------------       --------------------------------------
(City, State, Zip Code)                   (City, State, Zip Code)

-----------------------------------       --------------------------------------
(Federal Tax Identification Number)       (Federal Tax Identification Number)

-----------------------------------       --------------------------------------
(Date)                                    (Date)

                                   EXHIBIT C

                             SCHEDULE OF EXCEPTIONS
                                  (AGREEMENTS)

Liens

      1. El Segundo real property and facilities are subject to a security interest related to mortgage financing and a pending sale/leaseback transaction.

      2. Note receivable for approximately $1,000,000 under Alpha Ceramics purchase agreement has been assigned as collateral to the purchasers in such sale/leaseback transaction.

      3. The Plaintiffs in Arthur Schwatz v. Aura Systems, Inc. received a Writ of Attachment to collect a portion of their judgment. On May 3, 2004, the Plaintiffs used this Writ to effect a levy against the Company's primary bank account and received approximately $191,689. On May 11, 2004, Plaintiffs returned those funds to the Company without relinquishing their rights under the Writ. On June 7, 2004, the Plaintiff and the Company entered an Agreed Judgment in this case with a 45 day delayed effective date.

Defaults

      1. Shareholder litigation (Barovich/Chiu et al ) judgment settlement for approximately $789,000 is in default. In April of 2003, this creditor served Writs of Execution against one of the Company's bank accounts but has taken no further action.

      2. Convertible notes issued in August - October 2002 for a total principal amount of $625,000 are or may be in default.

      3. The $1,000,000 Note Payable to the purchasers in the sale/leaseback transaction, dated December 1, 2002, became due and payable on May 30, 2004.

Financial Statements

      1. The long-term note receivable from Alpha Ceramics was assigned to the Purchasers in the Sale/Leaseback Agreement, dated December 1, 2002, as disclosed in the footnotes and MD&A of recent public filings (see Liens Note 2 above); however, this receivable was included on the balance sheet in the most recent financial statements.

                                   EXHIBIT D

                             SCHEDULE OF EXCEPTIONS
                                    (NOTES)


      1. Shareholder litigation (Barovich/Chiau et al) judgment settlement for approximately $789,000 is in default. In April 2003, this creditor served Writs of Execution against the Company's bank accounts but has taken no further action.

      2. Convertible notes payable, issued in August - October 2002 for a total principal amount of $625,000 are in default.

      3.  The  $1,000,000  Note  Payable  to  purchasers  in  a   sale/leaseback
transaction, dated December 1, 2002, became due and payable on May 30, 2004.

                                   EXHIBIT E

                             SCHEDULE OF EXCEPTIONS
                             (SECURITY AGREEMENTS)


1. El Segundo real property and facilities are subject to a security interest related to mortgage financing and a pending sale/leaseback transaction.

2. Note receivable for approximately $1,000,000 under the Alpha Ceramics purchase agreement has been assigned as collateral to the purchasers in such sale/leaseback transaction.

3. The Plaintiffs in Arthur Schwatz v. Aura Systems, Inc. received a Writ of Attachment to collect a portion of their judgment. On May 3, 2004, the Plaintiffs used this Writ to effect a levy against the Company's primary bank account and received approximately $191,689. On May 11, 2004, Plaintiffs returned those funds to the Company without relinquishing their rights under the Writ. On June 7, 2004, the Plaintiff and the Company entered an Agreed Judgment in this case with a 45 day delayed effective date.

                                   EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT


                          [ATTACH INTERCREDITOR FORM]